News Release

HOPE BANCORP REPORTS 2024 SECOND QUARTER FINANCIAL RESULTS

LOS ANGELES - July 29, 2024 - Hope Bancorp, Inc. (the “Company”) (NASDAQ: HOPE), the holding company of Bank of Hope (the “Bank”), today reported unaudited financial results for its second quarter and six months ended June 30, 2024. For the three months ended June 30, 2024, net income totaled $25.3 million, or $0.21 per diluted common share. This compares with net income of $25.9 million, or $0.21 per diluted common share, in the first quarter of 2024. Excluding notable items(1), net income for the 2024 second quarter was $26.6 million, or $0.22 per diluted common share.
“During the 2024 second quarter, our net interest margin expanded, our operating expenses decreased, and our return on assets improved, compared with the 2024 first quarter,” said Kevin S. Kim, Chairman, President and Chief Executive Officer. “These highlights reflect continued progress towards improving our financial performance following our strategic reorganization in the fourth quarter of last year.

“Quarter-over-quarter, total deposits were essentially stable with growth in noninterest bearing demand deposits and other customer deposits largely offsetting a planned reduction in brokered time deposits. Our cost of total deposits increased by only three basis points this quarter, a sharp deceleration from the quarterly increases over the past two years. Gross loans decreased modestly quarter-over-quarter as elevated payoffs and paydowns offset growing production volumes. Given the improved conditions in the secondary markets, we resumed SBA loan sales during the second quarter. Nonperforming assets of $67.3 million at June 30, 2024, decreased 37% from March 31, 2024, and our overall credit quality remains stable.

“Following the signing of the definitive merger agreement with Territorial Bancorp Inc. (NASDAQ: TBNK), the stock holding company of Territorial Savings Bank, on April 26, 2024, we have been diligently planning for a smooth integration,” continued Kim. “The addition of Territorial’s stable and low-cost deposit base will enhance our deposit franchise. Territorial’s residential mortgage loans, with their excellent asset quality, will accelerate the diversification of our loan portfolio. Combined, we will be the largest regional bank catering to multi-ethnic customers with full-service branches across the continental United States and Hawai‘i.”

Operating Results for the 2024 Second Quarter

Net interest income. Net interest income before provision for credit losses for the 2024 second quarter totaled $105.9 million, compared with $115.0 million in the immediately preceding first quarter, a decrease of $9.1 million, or 8%, quarter-over-quarter. Approximately $4.0 million of the quarter-over-quarter decrease was attributable to the net impact of the Company’s payoff of its Bank Term Funding Program (“BTFP”) borrowings that matured in late March 2024 and early April 2024, which the Company paid off with interest earning cash.

Net interest margin expansion. Net interest margin for the 2024 second quarter expanded to 2.62%, up seven basis points from 2.55% in the 2024 first quarter, largely reflecting a favorable earning asset mix shift. The 2024 second quarter yield on average earning assets was 5.76%, unchanged from the first quarter of 2024. The cost of average interest bearing liabilities was 4.55% in the second quarter of 2024, up only two basis points from 4.53% in the preceding first quarter.

Cost of deposits. The quarter-over-quarter rate of change in deposit costs substantially slowed. The average cost of total deposits for the 2024 second quarter was 3.39%, an increase of three basis points from 3.36% in the preceding first quarter. This rate of change compares favorably with the 21 basis point quarter-over-quarter increase in the average cost of total deposits in the 2024 first quarter, and with the quarterly rates of change experienced in 2023 and 2022.
(1)     Net income, excluding merger-related expenses, restructuring-related charges and the FDIC special assessment (also referred to collectively as the “notable items”), is a non-GAAP financial measure. Quantitative reconciliations of the most directly comparable GAAP to non-GAAP financial measures are provided in the accompanying financial information on Table Pages 10 and 11.
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Noninterest income. Noninterest income for the 2024 second quarter increased to $11.1 million, up 34% from $8.3 million in the immediately preceding first quarter, primarily reflecting $2.0 million of net gains on the sale of SBA loans. During the 2024 second quarter, the Company resumed sales of the guaranteed portion of its SBA 7(a) loans. There were no such SBA gains on sale in the immediately preceding first quarter.

Noninterest expense. Noninterest expense for the 2024 second quarter decreased 5% to $81.0 million from $84.8 million in the immediately preceding first quarter, and was down 7% year-over-year from $87.2 million in the 2023 second quarter. The Company continues to manage expenses closely following its restructuring in the fourth quarter of 2024. Excluding notable items(2), noninterest expense for the 2024 second quarter was $79.1 million, down 4% compared with $82.4 million for the 2024 first quarter, and down 9% year-over-year. Noninterest expense for the 2024 second quarter included notable items comprising $1.6 million of merger-related expenses, $576,000 of restructuring-related costs, and a $309,000 reversal of accrual related to the FDIC special assessment, all on a pre-tax basis. For the 2024 first quarter, noninterest expense included notable items comprising $1.0 million of merger-related expenses, an incremental accrual of $1.0 million for the FDIC special assessment, and $402,000 of restructuring-related costs, all on a pre-tax basis.

Salaries and employee benefits expense for the 2024 second quarter was $44.1 million, a 7% quarter-over-quarter decrease from $47.6 million in the 2024 first quarter, which included seasonally higher items such as payroll tax accruals. Year-over-year, salaries and employee benefits expense decreased 16% from $52.3 million in the 2023 second quarter, reflecting the results of the restructuring.

Tax rate. The year-to-date effective tax rate for the first half of 2024 was 27.4%, compared with the year-to-date effective tax rate of 26.0% for the first half of 2023. For the full year 2024, the Company expects the effective tax rate to be approximately 26%.

Balance Sheet Summary
Cash and investment securities. At June 30, 2024, cash and cash equivalents totaled $654.0 million, compared with $1.19 billion at March 31, 2024, and $2.30 billion at June 30, 2023. The linked-quarter and year-over-year changes in cash and cash equivalents primarily reflected the payoff of the Company’s BTFP borrowings in March and April of 2024. Investment securities totaled $2.17 billion at June 30, 2024, $2.28 billion at March 31, 2024, and $2.19 billion at June 30, 2023.

Loans. Gross loans of $13.64 billion at June 30, 2024, decreased $86.6 million, or less than 1%, from $13.72 billion at March 31, 2024. During the 2024 second quarter, the Company sold $29.8 million of the guaranteed portion of its SBA 7(a) loans held for sale. Quarter-over-quarter, commercial and industrial loans decreased, reflecting elevated payoffs and paydowns. This was partially offset by continued strong growth in residential mortgage loans and essentially stable commercial real estate loan balances.

(2)     Noninterest expense, excluding merger-related expenses, restructuring-related charges and the FDIC special assessment (also referred to collectively as the “notable items”), is a non-GAAP financial measure. Quantitative reconciliations of the most directly comparable GAAP to non-GAAP financial measures are provided in the accompanying financial information on Table Pages 10 and 11.
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The following table sets forth the loan portfolio composition at June 30, 2024, March 31, 2024, and June 30, 2023:

(dollars in thousands) (unaudited)	6/30/2024		3/31/2024		6/30/2023
	Balance	Percentage	Balance	Percentage	Balance	Percentage
Commercial real estate (“CRE”) loans	$8,679,515	63.6%	$8,707,673	63.5%	$9,192,160	61.7%
Commercial and industrial (“C&I”) loans	3,854,284	28.3%	4,041,063	29.4%	4,805,126	32.2%
Residential mortgage and other loans	1,033,203	7.6%	970,442	7.1%	867,524	5.8%
Loans receivable	13,567,002	99.5%	13,719,178	100.0%	14,864,810	99.7%
Loans held for sale	68,316	0.5%	2,763	—%	49,246	0.3%
Gross loans	$13,635,318	100.0%	$13,721,941	100.0%	$14,914,056	100.0%

Deposits. Total deposits were essentially stable quarter-over-quarter, totaling $14.71 billion at June 30, 2024, compared with $14.75 billion at March 31, 2024, reflecting growth in customer deposits that largely offset planned reductions of brokered time deposits. Noninterest bearing demand deposits grew 1% quarter-over-quarter to $3.67 billion at June 30, 2024. During the second quarter of 2024, the Company reduced brokered time deposits by $92.1 million, or 8% from March 31, 2024.

The following table sets forth the deposit composition at June 30, 2024, March 31, 2024, and June 30, 2023:

(dollars in thousands) (unaudited)	6/30/2024		3/31/2024		6/30/2023
	Balance	Percentage	Balance	Percentage	Balance	Percentage
Noninterest bearing demand deposits	$3,671,192	24.9%	$3,652,592	24.7%	$4,229,247	27.1%
Money market, interest bearing demand, and savings deposits	4,907,860	33.4%	5,313,064	36.0%	4,413,079	28.2%
Time deposits	6,132,419	41.7%	5,787,761	39.3%	6,977,026	44.7%
Total deposits	$14,711,471	100.0%	$14,753,417	100.0%	$15,619,352	100.0%

Gross loan-to-deposit ratio		92.7%		93.0%		95.5%

Borrowings. Federal Home Loan Bank and Federal Reserve Bank borrowings totaled $170.0 million at June 30, 2024, $795.6 million at March 31, 2024, and $2.26 billion at June 30, 2023. The linked-quarter and year-over-year changes primarily reflected the payoff of the Company’s BTFP borrowings in March and April 2024. During the second quarter, the Company paid off the remaining $695.6 million of its BTFP borrowings when it matured on April 5, 2024.

Credit Quality and Allowance for Credit Losses
Nonperforming assets. Nonperforming assets decreased 37% to $67.3 million, or 0.39% of total assets, at June 30, 2024, from $106.8 million, or 0.59% of total assets, at March 31, 2024, and were down 13% from $77.4 million, or 0.38% of total assets, at June 30, 2023. The linked-quarter and year-over-year reductions in nonperforming assets reflected improvement in accruing delinquent loans past due 90 days or more.

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The following table sets forth the components of nonperforming assets at June 30, 2024, March 31, 2024, and June 30, 2023:

(dollars in thousands) (unaudited)	6/30/2024	3/31/2024	6/30/2023
Loans on nonaccrual status (1)	$67,003	$59,526	$61,252
Accruing delinquent loans past due 90 days or more	273	47,290	15,182
Total nonperforming loans	67,276	106,816	76,434
Other real estate owned	—	—	938
Total nonperforming assets	$67,276	$106,816	$77,372

Nonperforming assets/total assets	0.39%	0.59%	0.38%
_____________________________________
(1)     Excludes delinquent SBA loans that are guaranteed and currently in liquidation totaling $11.2 million, $10.9 million and $11.9 million at June 30, 2024, March 31, 2024, and June 30, 2023, respectively.

Net charge offs and provision for credit losses. The Company recorded net charge offs of $4.4 million in the 2024 second quarter, equivalent to 0.13%, annualized, of average loans. This compares with net charge offs of $3.5 million, or 0.10%, annualized, of average loans in the immediately preceding first quarter.

The following table sets forth net charge offs and annualized net charge off ratios for the three months ended June 30, 2024, March 31, 2024, and June 30, 2023:

	For the Three Months Ended
(dollars in thousands) (unaudited)	6/30/2024	3/31/2024	6/30/2023
Net charge offs (recoveries)	$4,439	$3,536	$(552)
Annualized net charge offs (recoveries)/average loans	0.13%	0.10%	(0.01)%

For the 2024 second quarter, the Company recorded a provision for credit losses of $1.4 million. This compares with a provision for credit losses of $2.6 million in the immediately preceding first quarter.

Allowance for credit losses. The allowance for credit losses totaled $156.0 million at June 30, 2024, compared with $158.8 million at March 31, 2024. The allowance coverage ratio was 1.15% of loans receivable at June 30, 2024, compared with 1.16% at March 31, 2024.

The following table sets forth the allowance for credit losses and the coverage ratios at June 30, 2024, March 31, 2024, and June 30, 2023:

(dollars in thousands) (unaudited)	6/30/2024	3/31/2024	6/30/2023
Allowance for credit losses	$156,019	$158,758	$172,996
Allowance for credit losses/loans receivable	1.15%	1.16%	1.16%

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Capital

The Company’s capital ratios are strong and all regulatory risk-based capital ratios expanded quarter-over-quarter and year-over-year. At June 30, 2024, the Company and the Bank continued to exceed all regulatory capital requirements generally required to meet the definition of a “well-capitalized” financial institution. The following table sets forth the capital ratios for the Company at June 30, 2024, March 31, 2024, and June 30, 2023:

(unaudited)	6/30/2024	3/31/2024	6/30/2023	Minimum Guideline for “Well-Capitalized”
Common Equity Tier 1 Capital Ratio	12.70%	12.47%	11.05%	6.50%
Tier 1 Capital Ratio	13.40%	13.17%	11.68%	8.00%
Total Capital Ratio	14.42%	14.19%	12.64%	10.00%
Leverage Ratio	11.61%	10.42%	9.57%	5.00%

At June 30, 2024, total stockholders’ equity was $2.11 billion, or $17.49 per common share, essentially stable quarter-over-quarter. Tangible common equity (“TCE”) per share(3) was $13.61 at June 30, 2024, compared with $13.63 at March 31, 2024, and the TCE ratio(3) was 9.72% at June 30, 2024, up 39 basis points quarter-over-quarter.

The following table sets forth the TCE per share and the TCE ratio at June 30, 2024, March 31, 2024, and June 30, 2023:

(unaudited)	6/30/2024	3/31/2024	6/30/2023
TCE per share	$13.61	$13.63	$13.32
TCE ratio	9.72%	9.33%	8.04%

Investor Conference Call
The Company previously announced that it will host an investor conference call on Monday, July 29, 2024, at 9:30 a.m. Pacific Time / 12:30 p.m. Eastern Time to review unaudited financial results for its second quarter ended June 30, 2024. Investors and analysts are invited to access the conference call by dialing 866-235-9917 (domestic) or 412-902-4103 (international) and asking for the “Hope Bancorp Call.” A presentation to accompany the earnings call will be available at the Investor Relations section of Hope Bancorp’s website at www.ir-hopebancorp.com. Other interested parties are invited to listen to a live webcast of the call available at the Investor Relations section of Hope Bancorp’s website. After the live webcast, a replay will remain available at the Investor Relations section of Hope Bancorp’s website for at least one year. A telephonic replay of the call will be available at 877-344-7529 (domestic) or 412-317-0088 (international) for one week through August 5, 2024, replay access code 2112004.

Non-GAAP Financial Metrics
This news release and accompanying financial tables contain certain non-GAAP financial measure disclosures, including net income excluding notable items, earnings per share excluding notable items, noninterest expense excluding notable items, TCE per share, TCE ratio, ROA excluding notable items, ROE excluding notable items, ROTCE, ROTCE excluding notable items, efficiency ratio excluding notable items and noninterest expense / average assets excluding notable items. Management believes these non-GAAP financial measures provide meaningful supplemental information regarding the Company’s operational performance and the Company’s capital levels and has included these figures in response to market participant interest in these financial metrics. Quantitative reconciliations of the most directly comparable GAAP to non-GAAP financial measures are provided in the accompanying financial information on Table Pages 10 and 11.

(3)    TCE ratio per share and TCE ratio are non-GAAP financial measures. Quantitative reconciliations of the most directly comparable GAAP to non-GAAP financial measures are provided in the accompanying financial information on Table Pages 10 and 11.
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About Hope Bancorp, Inc.
Hope Bancorp, Inc. (NASDAQ: HOPE) is the holding company of Bank of Hope, the first and only super regional Korean American bank in the United States with $17.38 billion in total assets as of June 30, 2024. Headquartered in Los Angeles and serving a multi-ethnic population of customers across the nation, the Bank provides a full suite of commercial, corporate and consumer loans, including commercial and commercial real estate lending, SBA lending, residential mortgage and other consumer lending; deposit and fee-based products and services; international trade financing; and cash management services, foreign currency exchange solutions, and interest rate derivative products, among others. Bank of Hope operates 48 full-service branches in California, Washington, Texas, Illinois, New York, New Jersey, Virginia, Alabama, and Georgia. The Bank also operates SBA loan production offices, commercial loan production offices, and residential mortgage loan production offices in the United States; and a representative office in Seoul, Korea. Bank of Hope is a California-chartered bank, and its deposits are insured by the FDIC to the extent provided by law. Bank of Hope is an Equal Opportunity Lender. For additional information, please go to www.bankofhope.com. By including the foregoing website address link, the Company does not intend to and shall not be deemed to incorporate by reference any material contained or accessible therein.

Additional Information About the Merger and Where to Find It
In connection with the proposed merger with Territorial Bancorp Inc., Hope Bancorp, Inc. filed with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4 on June 21, 2024, which included a preliminary Proxy Statement of Territorial Bancorp Inc., that also constitutes a preliminary prospectus of Hope Bancorp, Inc. This earnings release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. Territorial Bancorp shareholders are encouraged to read the Registration Statement and the Proxy Statement/Prospectus regarding the merger and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information about the proposed merger. Territorial Bancorp shareholders will be able to obtain a free copy of the Proxy Statement/Prospectus, as well as other filings containing information about Hope Bancorp and Territorial Bancorp at the SEC’s Internet site (www.sec.gov). Territorial Bancorp shareholders will also be able to obtain these documents, free of charge, from Territorial Bancorp at https://www.tsbhawaii.bank/tsb/investor-relations/.

Participants in Solicitation
Hope Bancorp, Inc., Territorial Bancorp and certain of their directors, executive officers, management and employees may be deemed to be participants in the solicitation of proxies in respect of the merger. Information concerning Hope Bancorp’s directors and executive officers is set forth in the Proxy Statement, dated April 12, 2024 (as amended and supplemented), for its 2024 annual meeting of stockholders as filed with the SEC on Schedule 14A. Information concerning Territorial Bancorp’s participants is set forth in the Proxy Statement, dated April 16, 2024, for Territorial Bancorp’s 2024 annual meeting of stockholders as filed with the SEC on Schedule 14A. Additional information regarding the interests of those participants in the solicitation of proxies in respect of the merger may be obtained by reading the Registration Statement and Proxy Statement/Prospectus filed with the SEC.

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Forward-Looking Statements
Some statements in this news release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to, among other things, expectations regarding Territorial Bancorp’s low-cost core deposit base, strengthening of profitability, ease of integration and diversification of franchise. Forward-looking statements include, but are not limited to, statements preceded by, followed by or that include the words “will,” “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates” or similar expressions. With respect to any such forward-looking statements, Hope Bancorp claims the protection provided for in the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties. Hope Bancorp’s actual results, performance or achievements may differ significantly from the results, performance or achievements expressed or implied in any forward-looking statements. The closing of the proposed transaction is subject to regulatory approvals, the approval of Territorial Bancorp shareholders, and other customary closing conditions. There is no assurance that such conditions will be met or that the proposed merger will be consummated within the expected time frame, or at all. If the transaction is consummated, factors that may cause actual outcomes to differ from what is expressed or forecasted in these forward-looking statements include, among things: difficulties and delays in integrating Hope Bancorp and Territorial Bancorp and achieving anticipated synergies, cost savings and other benefits from the transaction; higher than anticipated transaction costs; deposit attrition, operating costs, customer loss and business disruption following the merger, including difficulties in maintaining relationships with employees and customers, may be greater than expected; and required governmental approvals of the merger may not be obtained on its proposed terms and schedule, or without regulatory constraints that may limit growth. Other risks and uncertainties include, but are not limited to: possible further deterioration in economic conditions in Hope Bancorp’s areas of operation or elsewhere; interest rate risk associated with volatile interest rates and related asset-liability matching risk; liquidity risks; risk of significant non-earning assets, and net credit losses that could occur, particularly in times of weak economic conditions or times of rising interest rates; the failure of or changes to assumptions and estimates underlying Hope Bancorp’s allowances for credit losses; potential increases in deposit insurance assessments and regulatory risks associated with current and future regulations; the outcome of any legal proceedings that may be instituted against Hope Bancorp; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the common stock of Hope Bancorp; and diversion of management’s attention from ongoing business operations and opportunities. For additional information concerning these and other risk factors, see Hope Bancorp’s most recent Annual Report on Form 10-K. Hope Bancorp does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect the occurrence of events or circumstances after the date of such statements except as required by law.

Contacts:

Julianna Balicka	Angie Yang
EVP & Chief Financial Officer	SVP, Director of Investor Relations & Corporate Communications
213-235-3235	213-251-2219
julianna.balicka@bankofhope.com	angie.yang@bankofhope.com

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Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share data)

Assets:	6/30/2024	3/31/2024	% change	6/30/2023	% change
Cash and due from banks	$654,044	$1,185,296	(44.8)%	$2,302,339	(71.6)%
Investment securities	2,172,859	2,277,990	(4.6)%	2,186,346	(0.6)%
Federal Home Loan Bank (“FHLB”) stock and other investments	61,528	61,175	0.6%	60,213	2.2%
Gross loans, including loans held for sale	13,635,318	13,721,941	(0.6)%	14,914,056	(8.6)%
Allowance for credit losses	(156,019)	(158,758)	(1.7)%	(172,996)	(9.8)%
Accrued interest receivable	57,645	60,316	(4.4)%	60,118	(4.1)%
Premises and equipment, net	50,919	50,541	0.7%	50,513	0.8%
Goodwill and intangible assets	467,583	467,984	(0.1)%	469,280	(0.4)%
Other assets	431,214	421,729	2.2%	496,269	(13.1)%
Total assets	$17,375,091	$18,088,214	(3.9)%	$20,366,138	(14.7)%

Liabilities:
Deposits	$14,711,471	$14,753,417	(0.3)%	$15,619,352	(5.8)%
FHLB and Federal Reserve Bank (“FRB”) borrowings	170,000	795,634	(78.6)%	2,260,000	(92.5)%
Subordinated debentures and convertible notes, net	108,918	108,592	0.3%	107,632	1.2%
Accrued interest payable	86,779	122,467	(29.1)%	109,236	(20.6)%
Other liabilities	186,641	195,834	(4.7)%	201,920	(7.6)%
Total liabilities	$15,263,809	$15,975,944	(4.5)%	$18,298,140	(16.6)%

Stockholders’ Equity:
Common stock, $0.001 par value	$138	$138	—%	$137	0.7%
Additional paid-in capital	1,440,963	1,439,484	0.1%	1,433,788	0.5%
Retained earnings	1,167,978	1,159,593	0.7%	1,127,624	3.6%
Treasury stock, at cost	(264,667)	(264,667)	—%	(264,667)	—%
Accumulated other comprehensive loss, net	(233,130)	(222,278)	(4.9)%	(228,884)	(1.9)%
Total stockholders’ equity	2,111,282	2,112,270	—%	2,067,998	2.1%
Total liabilities and stockholders’ equity	$17,375,091	$18,088,214	(3.9)%	$20,366,138	(14.7)%

Common stock shares – authorized	300,000,000	150,000,000		150,000,000
Common stock shares – outstanding	120,731,342	120,610,029		120,014,888
Treasury stock shares	17,382,835	17,382,835		17,382,835
Table Page 1

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share and per share data)

	Three Months Ended					Six Months Ended
	6/30/2024	3/31/2024	% change	6/30/2023	% change	6/30/2024	6/30/2023	% change

Interest and fees on loans	$209,683	$213,626	(2)%	$225,671	(7)%	$423,309	$441,606	(4)%
Interest on investment securities	16,829	18,049	(7)%	15,534	8%	34,878	30,659	14%
Interest on cash and deposits at other banks	5,284	27,183	(81)%	25,295	(79)%	32,467	30,217	7%
Interest on other investments and FHLB dividends	805	816	(1)%	684	18%	1,621	1,379	18%
Total interest income	232,601	259,674	(10)%	267,184	(13)%	492,275	503,861	(2)%

Interest on deposits	122,577	124,033	(1)%	109,724	12%	246,610	202,072	22%
Interest on borrowings	4,164	20,594	(80)%	26,771	(84)%	24,758	37,222	(33)%
Total interest expense	126,741	144,627	(12)%	136,495	(7)%	271,368	239,294	13%

Net interest income before provision	105,860	115,047	(8)%	130,689	(19)%	220,907	264,567	(17)%
Provision for credit losses	1,400	2,600	(46)%	9,010	(84)%	4,000	12,330	(68)%
Net interest income after provision	104,460	112,447	(7)%	121,679	(14)%	216,907	252,237	(14)%

Service fees on deposit accounts	2,681	2,587	4%	2,325	15%	5,268	4,546	16%
Net gains on sales of SBA loans	1,980	—	100%	1,872	6%	1,980	4,097	(52)%
Net gains on sales of securities available for sale	425	—	100%	—	100%	425	—	100%
Other income and fees	5,985	5,699	5%	12,817	(53)%	11,684	19,349	(40)%
Total noninterest income	11,071	8,286	34%	17,014	(35)%	19,357	27,992	(31)%

Salaries and employee benefits	44,107	47,577	(7)%	52,305	(16)%	91,684	109,474	(16)%
Occupancy	6,906	6,786	2%	6,967	(1)%	13,692	14,488	(5)%
Furniture and equipment	5,475	5,340	3%	5,393	2%	10,815	10,451	3%
Data processing and communications	2,997	2,990	—%	2,917	3%	5,987	5,739	4%
FDIC assessment	3,003	2,926	3%	4,691	(36)%	5,929	6,472	(8)%
FDIC special assessment	(309)	1,000	N/A	—	100%	691	—	100%
Earned interest credit	6,139	5,834	5%	5,090	21%	11,973	9,517	26%
Restructuring-related costs	576	402	43%	—	100%	978	—	100%
Merger-related costs	1,589	1,044	52%	—	100%	2,633	—	100%
Other noninterest expense	10,504	10,940	(4)%	9,860	7%	21,444	19,816	8%
Total noninterest expense	80,987	84,839	(5)%	87,223	(7)%	165,826	175,957	(6)%
Income before income taxes	34,544	35,894	(4)%	51,470	(33)%	70,438	104,272	(32)%
Income tax provision	9,274	10,030	(8)%	13,448	(31)%	19,304	27,129	(29)%
Net income	$25,270	$25,864	(2)%	$38,022	(34)%	$51,134	$77,143	(34)%

Earnings per common share – diluted	$0.21	$0.21		$0.32		$0.42	$0.64
Weighted average shares outstanding – diluted	120,939,429	121,020,292		120,129,359		120,964,149	120,179,443
Table Page 2

Hope Bancorp, Inc.
Selected Financial Data
Unaudited

	For the Three Months Ended			For the Six Months Ended
Profitability measures (annualized):	6/30/2024	3/31/2024	6/30/2023	6/30/2024	6/30/2023
Return on average assets (“ROA”)	0.59%	0.54%	0.74%	0.56%	0.78%
ROA excluding notable items (1)	0.62%	0.58%	0.74%	0.60%	0.78%
Return on average equity (“ROE”)	4.82%	4.87%	7.34%	4.84%	7.49%
ROE excluding notable items (1)	5.07%	5.19%	7.34%	5.13%	7.49%
Return on average tangible common equity (“ROTCE”) (1)	6.20%	6.24%	9.49%	6.22%	9.70%
ROTCE excluding notable items (1)	6.53%	6.66%	9.49%	6.59%	9.70%
Net interest margin	2.62%	2.55%	2.70%	2.58%	2.85%
Efficiency ratio (not annualized)	69.26%	68.79%	59.05%	69.02%	60.14%
Efficiency ratio excluding notable items (not annualized) (1)	67.67%	66.81%	59.05%	67.23%	60.14%

(1) ROA excluding notable items, ROE excluding notable items, ROTCE, ROTCE excluding notable items, and efficiency ratio excluding notable items are non-GAAP financial measures. Quantitative reconciliations of the most directly comparable GAAP to non-GAAP financial measures are provided in the accompanying financial information on Table Pages 10 and 11.

Table Page 3

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

	Three Months Ended
	6/30/2024			3/31/2024			6/30/2023
		Interest	Annualized		Interest	Annualized		Interest	Annualized
	Average	Income/	Average	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost
INTEREST EARNING ASSETS:
Loans, including loans held for sale	$13,591,936	$209,683	6.20%	$13,746,219	$213,626	6.25%	$15,105,212	$225,671	5.99%
Investment securities	2,175,379	16,829	3.11%	2,317,154	18,049	3.13%	2,243,614	15,534	2.78%
Interest earning cash and deposits at other banks	428,062	5,284	4.96%	2,019,769	27,183	5.41%	1,996,924	25,295	5.08%
FHLB stock and other investments	48,463	805	6.68%	48,136	816	6.82%	47,044	684	5.83%
Total interest earning assets	$16,243,840	$232,601	5.76%	$18,131,278	$259,674	5.76%	$19,392,794	$267,184	5.53%

INTEREST BEARING LIABILITIES:
Deposits:
Money market, interest bearing demand and savings	$4,948,708	$48,708	3.96%	$5,072,782	$50,145	3.98%	$4,495,879	$35,051	3.13%
Time deposits	5,921,201	73,869	5.02%	5,985,501	73,888	4.96%	6,890,035	74,673	4.35%
Total interest bearing deposits	10,869,909	122,577	4.54%	11,058,283	124,033	4.51%	11,385,914	109,724	3.87%
FHLB and FRB borrowings	219,402	1,430	2.62%	1,683,334	17,853	4.27%	2,177,264	23,622	4.35%
Subordinated debentures and convertible notes	104,822	2,734	10.32%	104,493	2,741	10.38%	199,744	3,149	6.24%
Total interest bearing liabilities	$11,194,133	$126,741	4.55%	$12,846,110	$144,627	4.53%	$13,762,922	$136,495	3.98%
Noninterest bearing demand deposits	3,666,416			3,803,870			4,366,868
Total funding liabilities/cost of funds	$14,860,549		3.43%	$16,649,980		3.49%	$18,129,790		3.02%
Net interest income/net interest spread		$105,860	1.21%		$115,047	1.23%		$130,689	1.55%
Net interest margin			2.62%			2.55%			2.70%

Cost of deposits:
Noninterest bearing demand deposits	$3,666,416	$—	—%	$3,803,870	$—	—%	$4,366,868	$—	—%
Interest bearing deposits	10,869,909	122,577	4.54%	11,058,283	124,033	4.51%	11,385,914	109,724	3.87%
Total deposits	$14,536,325	$122,577	3.39%	$14,862,153	$124,033	3.36%	$15,752,782	$109,724	2.79%

Table Page 4

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

	Six Months Ended
	6/30/2024			6/30/2023
		Interest	Annualized		Interest	Annualized
	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost
INTEREST EARNING ASSETS:
Loans, including loans held for sale	$13,669,078	$423,309	6.23%	$15,169,939	$441,606	5.87%
Investment securities	2,246,266	34,878	3.12%	2,246,033	30,659	2.75%
Interest earning cash and deposits at other banks	1,223,916	32,467	5.33%	1,239,343	30,217	4.92%
FHLB stock and other investments	48,299	1,621	6.75%	47,044	1,379	5.91%
Total interest earning assets	$17,187,559	$492,275	5.76%	$18,702,359	$503,861	5.43%

INTEREST BEARING LIABILITIES:
Deposits:
Money market, interest bearing demand and savings	$5,010,745	$98,852	3.97%	$5,043,522	$77,276	3.09%
Time deposits	5,953,351	147,758	4.99%	6,220,422	124,796	4.05%
Total interest bearing deposits	10,964,096	246,610	4.52%	11,263,944	202,072	3.62%
FHLB and FRB borrowings	951,368	19,283	4.08%	1,431,000	30,320	4.27%
Subordinated debentures and convertible notes	104,657	5,475	10.35%	259,493	6,902	5.29%
Total interest bearing liabilities	$12,020,121	$271,368	4.54%	$12,954,437	$239,294	3.73%
Noninterest bearing demand deposits	3,735,143			4,513,659
Total funding liabilities/cost of funds	$15,755,264		3.46%	$17,468,096		2.76%
Net interest income/net interest spread		$220,907	1.22%		$264,567	1.70%
Net interest margin			2.58%			2.85%

Cost of deposits:
Noninterest bearing demand deposits	$3,735,143	$—	—%	$4,513,659	$—	—%
Interest bearing deposits	10,964,096	246,610	4.52%	11,263,944	202,072	3.62%
Total deposits	$14,699,239	$246,610	3.37%	$15,777,603	$202,072	2.58%

Table Page 5

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except per share data)

	Three Months Ended					Six Months Ended
AVERAGE BALANCES:	6/30/2024	3/31/2024	% change	6/30/2023	% change	6/30/2024	6/30/2023	% change
Gross loans, including loans held for sale	$13,591,936	$13,746,219	(1)%	$15,105,212	(10)%	$13,669,078	$15,169,939	(10)%
Investment securities	2,175,379	2,317,154	(6)%	2,243,614	(3)%	2,246,266	2,246,033	—%
Interest earning cash and deposits at other banks	428,062	2,019,769	(79)%	1,996,924	(79)%	1,223,916	1,239,343	(1)%
Interest earning assets	16,243,840	18,131,278	(10)%	19,392,794	(16)%	17,187,559	18,702,359	(8)%
Goodwill and intangible assets	467,822	468,229	—%	469,515	—%	468,026	469,752	—%
Total assets	17,256,638	19,140,775	(10)%	20,468,810	(16)%	18,198,707	19,781,806	(8)%

Noninterest bearing demand deposits	3,666,416	3,803,870	(4)%	4,366,868	(16)%	3,735,143	4,513,659	(17)%
Interest bearing deposits	10,869,909	11,058,283	(2)%	11,385,914	(5)%	10,964,096	11,263,944	(3)%
Total deposits	14,536,325	14,862,153	(2)%	15,752,782	(8)%	14,699,239	15,777,603	—%
Interest bearing liabilities	11,194,133	12,846,110	(13)%	13,762,922	(19)%	12,020,121	12,954,437	(7)%
Stockholders’ equity	2,097,108	2,126,333	(1)%	2,072,859	1%	2,111,720	2,059,583	3%

LOAN PORTFOLIO COMPOSITION:	6/30/2024	3/31/2024	% change	6/30/2023	% change
Commercial real estate (“CRE”) loans	$8,679,515	$8,707,673	—%	$9,192,160	(6)%
Commercial and industrial (“C&I”) loans	3,854,284	4,041,063	(5)%	4,805,126	(20)%
Residential mortgage and other loans	1,033,203	970,442	6%	867,524	19%
Loans receivable	13,567,002	13,719,178	(1)%	14,864,810	(9)%
Loans held for sale	61,528	2,763	NM	49,246	25%
Gross loans	13,628,530	13,721,941	(1)%	14,914,056	(9)%

CRE LOANS BY PROPERTY TYPE:	6/30/2024	3/31/2024	% change	6/30/2023	% change
Multi-tenant retail	$1,659,083	$1,666,153	—%	$1,778,068	(7)%
Industrial warehouses	1,249,255	1,221,852	2%	1,301,075	(4)%
Multifamily	1,199,215	1,212,941	(1)%	1,257,971	(5)%
Gas stations and car washes	1,007,680	1,013,708	(1)%	1,042,290	(3)%
Mixed-use facilities	844,993	861,613	(2)%	834,948	1%
Hotels/motels	795,253	786,198	1%	868,286	(8)%
Single-tenant retail	655,540	667,898	(2)%	690,418	(5)%
Office	403,861	401,392	1%	463,998	(13)%
All other	864,635	875,918	(1)%	955,106	(9)%
Total CRE loans	$8,679,515	$8,707,673	—%	$9,192,160	(6)%

DEPOSIT COMPOSITION:	6/30/2024	3/31/2024	% change	6/30/2023	% change
Noninterest bearing demand deposits	$3,671,192	$3,652,592	1%	$4,229,247	(13)%
Money market, interest bearing demand, and savings	4,907,860	5,313,064	(8)%	4,413,079	11%
Time deposits	6,132,419	5,787,761	6%	6,977,026	(12)%
Total deposits	$14,711,471	$14,753,417	—%	$15,619,352	(6)%

Table Page 6

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

CAPITAL & CAPITAL RATIOS:	6/30/2024	3/31/2024	6/30/2023
Total stockholders’ equity	$2,111,282	$2,112,270	$2,067,998
Total capital	$2,137,513	$2,130,033	$2,102,625
Common equity tier 1 ratio	12.70%	12.47%	11.05%
Tier 1 capital ratio	13.40%	13.17%	11.68%
Total capital ratio	14.42%	14.19%	12.64%
Leverage ratio	11.61%	10.42%	9.57%
Total risk weighted assets	$14,828,070	$15,011,661	$16,640,323
Book value per common share	$17.49	$17.51	$17.23
Tangible common equity (“TCE”) per share (1)	$13.61	$13.63	$13.32
TCE ratio (1)	9.72%	9.33%	8.04%

(1) TCE per share and TCE ratio are non-GAAP financial measures. Quantitative reconciliations of the most directly comparable GAAP to non-GAAP financial measures are provided in the accompanying financial information on Table Page 10.

ALLOWANCE FOR CREDIT LOSSES CHANGES:	Three Months Ended					Six Months Ended
	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023	6/30/2024	6/30/2023
Balance at beginning of period	$158,758	$158,694	$158,809	$172,996	$163,544	$158,694	$162,359
ASU 2022-02 day 1 adoption impact	—	—	—	—	—	—	(407)
Provision for credit losses on loans	1,700	3,600	1,700	16,800	8,900	5,300	10,600
Recoveries	2,099	1,184	306	2,938	1,531	3,283	1,918
Charge offs	(6,538)	(4,720)	(2,121)	(33,925)	(979)	(11,258)	(1,474)
Balance at end of period	$156,019	$158,758	$158,694	$158,809	$172,996	$156,019	$172,996

	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023
Allowance for unfunded loan commitments	$2,543	$2,843	$3,843	$3,143	$3,081

	Three Months Ended					Six Months Ended
	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023	6/30/2024	6/30/2023
Provision for credit losses on loans	$1,700	$3,600	$1,700	$16,800	$8,900	$5,300	$10,600
(Credit) provision for unfunded loan commitments	(300)	(1,000)	700	62	110	(1,300)	1,730
Provision for credit losses	$1,400	$2,600	$2,400	$16,862	$9,010	$4,000	$12,330

Table Page 7

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

	Three Months Ended					Six Months Ended
NET LOAN CHARGE OFFS (RECOVERIES):	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023	6/30/2024	6/30/2023
CRE loans	$514	$(497)	$1,560	$(2,227)	$438	$17	$329
C&I loans	3,900	4,072	138	33,145	(1,091)	7,972	(895)
Residential mortgage and other loans	25	(39)	117	69	101	(14)	122
Net loan charge offs (recoveries)	$4,439	$3,536	$1,815	$30,987	$(552)	$7,975	$(444)
Net charge offs (recoveries)/average loans (annualized)	0.13%	0.10%	0.05%	0.85%	(0.01)%	0.12%	(0.01)%

NONPERFORMING ASSETS:	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023
Loans on nonaccrual status (1)	$67,003	$59,526	$45,204	$39,081	$61,252
Accruing delinquent loans past due 90 days or more	273	47,290	261	21,579	15,182
Total nonperforming loans	67,276	106,816	45,465	60,660	76,434
Other real estate owned (“OREO”)	—	—	63	1,043	938
Total nonperforming assets	$67,276	$106,816	$45,528	$61,703	$77,372

Nonperforming assets/total assets	0.39%	0.59%	0.24%	0.31%	0.38%
Nonperforming loans/loans receivable	0.50%	0.78%	0.33%	0.42%	0.51%
Nonaccrual loans/loans receivable	0.49%	0.43%	0.33%	0.27%	0.41%
Allowance for credit losses/loans receivable	1.15%	1.16%	1.15%	1.11%	1.16%
Allowance for credit losses/nonperforming loans	231.91%	148.63%	349.05%	261.80%	226.33%

(1) Excludes delinquent SBA loans that are guaranteed and currently in liquidation totaling $11.2 million, $10.9 million, $11.4 million, $12.1 million, and $11.9 million, at June 30, 2024, March 31, 2024, December 31, 2023, September 30, 2023, and June 30, 2023, respectively.

NONACCRUAL LOANS BY TYPE:	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023
CRE loans	$27,292	$37,836	$33,932	$26,687	$29,270
C&I loans	33,456	15,070	5,013	4,234	23,042
Residential mortgage and other loans	6,255	6,620	6,259	8,160	8,940
Total nonaccrual loans	$67,003	$59,526	$45,204	$39,081	$61,252

Table Page 8

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

ACCRUING DELINQUENT LOANS 30-89 DAYS PAST DUE:	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023
30 - 59 days past due	$9,073	$2,273	$2,833	$2,906	$9,295
60 - 89 days past due	552	313	1,289	506	178
Total accruing delinquent loans 30-89 days past due	$9,625	$2,586	$4,122	$3,412	$9,473

ACCRUING DELINQUENT LOANS 30-89 DAYS PAST DUE BY TYPE:	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023
CRE loans	$5,586	$1,639	$2,160	$611	$7,339
C&I loans	2,530	551	1,643	1,168	990
Residential mortgage and other loans	1,509	396	319	1,633	1,144
Total accruing delinquent loans 30-89 days past due	$9,625	$2,586	$4,122	$3,412	$9,473

CRITICIZED LOANS:	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023
Special mention loans	$204,167	$215,183	$178,992	$186,600	$210,806
Substandard loans	243,635	206,350	143,449	174,161	134,203
Total criticized loans	$447,802	$421,533	$322,441	$360,761	$345,009
Table Page 9

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share and per share data)

Reconciliation of GAAP financial measures to non-GAAP financial measures

Management reviews select non-GAAP financial measures in evaluating the Company’s and the Bank’s financial performance and in response to market participant interest. Reconciliations of the most directly comparable GAAP to non-GAAP financial measures utilized by management are provided below.

TANGIBLE COMMON EQUITY (“TCE”)	6/30/2024	3/31/2024	6/30/2023
Total stockholders’ equity	$2,111,282	$2,112,270	$2,067,998
Less: Goodwill and core deposit intangible assets, net	(467,583)	(467,984)	(469,280)
TCE	$1,643,699	$1,644,286	$1,598,718

Total assets	$17,375,091	$18,088,214	$20,366,138
Less: Goodwill and core deposit intangible assets, net	(467,583)	(467,984)	(469,280)
Tangible assets	$16,907,508	$17,620,230	$19,896,858

TCE ratio	9.72%	9.33%	8.04%
Common shares outstanding	120,731,342	120,610,029	120,014,888
TCE per share	$13.61	$13.63	$13.32

	Three Months Ended			Six Months Ended
RETURN ON AVERAGE TANGIBLE COMMON EQUITY	6/30/2024	3/31/2024	6/30/2023	6/30/2024	6/30/2023
Average stockholders’ equity	$2,097,108	$2,126,333	$2,072,859	$2,111,720	$2,059,583
Less: Average goodwill and core deposit intangible assets, net	(467,822)	(468,229)	(469,515)	(468,026)	(469,752)
Average TCE	$1,629,286	$1,658,104	$1,603,344	$1,643,694	$1,589,831

Net income	$25,270	$25,864	$38,022	$51,134	$77,143
ROTCE (annualized)	6.20%	6.24%	9.49%	6.22%	9.70%

Table Page 10

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share and per share data)

	Three Months Ended			Six Months Ended
PROFITABILITY RATIOS EXCLUDING NOTABLE ITEMS	6/30/2024	3/31/2024	6/30/2023	6/30/2024	6/30/2023
Net income	$25,270	$25,864	$38,022	$51,134	$77,143
Notable items:
FDIC special assessment expense	(309)	1,000	—	691	—
Restructuring-related costs	576	402	—	978	—
Merger-related costs	1,589	1,044	—	2,633	—
Total notable items	1,856	2,446	—	4,302	—
Less: tax provision	547	719	—	1,266	—
Total notable items, net of tax provision	$1,309	$1,727	$—	$3,036	$—

Net income excluding notable items	$26,579	$27,591	$38,022	$54,170	$77,143

Diluted common shares	120,939,429	121,020,292	120,129,359	120,964,149	120,179,443
EPS excluding notable items	$0.22	$0.23	$0.32	$0.45	$0.64
Average Assets	$17,256,638	$19,140,775	$20,468,810	$18,198,707	$19,781,806
ROA excluding notable items	0.62%	0.58%	0.74%	0.60%	0.78%
Average Equity	$2,097,108	$2,126,333	$2,072,859	$2,111,720	$2,059,583
ROE excluding notable items	5.07%	5.19%	7.34%	5.13%	7.49%
Average TCE	$1,629,286	$1,658,104	$1,603,344	$1,643,694	$1,589,831
ROTCE excluding notable items	6.53%	6.66%	9.49%	6.59%	9.70%

	Three Months Ended			Six Months Ended
EFFICIENCY RATIO EXCLUDING NOTABLE ITEMS	6/30/2024	3/31/2024	6/30/2023	6/30/2024	6/30/2023
Noninterest expense	$80,987	$84,839	$87,223	$165,826	$175,957
Less: notable items:
FDIC special assessment expense	309	(1,000)	—	(691)	—
Restructuring-related costs	(576)	(402)	—	(978)	—
Merger-related costs	(1,589)	(1,044)	—	(2,633)	—
Noninterest expense excluding notable items	$79,131	$82,393	$87,223	$161,524	$175,957

Revenue	$116,931	$123,333	$147,703	$240,264	$292,559
Efficiency ratio excluding notable items	67.67%	66.81%	59.05%	67.23%	60.14%
Table Page 11